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                                                                 EXHIBIT 23.2

                                  [LETTERHEAD]

June 21, 2000

RE: SAND TECHNOLOGY INC.

Dear Sir/Madam,

We consent to the incorporation by reference in this registration statement on Form F-2 of our reports dated October 1st, 1999 on the consolidated financial statements of Sand Technology Inc. (formerly Sand Technology Systems International Inc.) for the fiscal year ended July 31, 1999, and to all references to our Firm included in this registration statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Chartered Accountants

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